Exhibit 19 (b)

CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF THE SARBANES-OXLEY ACT

I, Andrew Schardt, President and Principal Executive Officer of HL SCOPE RIC LLC (the “Fund”), and

I, Kaylin Liu, Treasurer and Principal Financial Officer of the Fund,

each certify to the best of their knowledge that:

1.	The Fund’s periodic report on Form N-CSR filing for the period ended December 31, 2025 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Andrew Schardt
Andrew Schardt
President and Principal Executive Officer
of HL SCOPE RIC LLC

Date: March 5, 2026

By:	/s/ Kaylin Liu
Kaylin Liu
Treasurer and Principal Financial Officer
of HL SCOPE RIC LLC

Date: March 5, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Fund and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report with the Commission.